UNITED STATIONERS INC. CORPORATE ENTITY CHART AS OF DECEMBER 2014

# UNITED STATIONERS INC.
# CORPORATE ENTITY CHART
# AS OF DECEMBER 2014



United Stationers Inc. (DE)
United Stationers Supply Co. (IL)
Label Industries, Inc. (MO)
TransSupply Group, LLC (IL)
XL Champion Holdings, LLC (MO)
Liberty Bell Equipment Corporation (PA)
Medco Tool of Nevada, Inc. (NV)
Medco Tool of St. Louis, Inc. (MO)
AJS Group, LLC (PA)
Medco Tool of Ohio, Inc. (OH)
ORS Nasco, LLC (IL)
Oklahoma Rig, Inc. (OK)
Oklahoma Rig & Supply Co. Trans, Inc. (OK)
O.K.I. Supply, LLC (IL)
OKI Middle East Holding Co.. (OH)
OKI Bering Middle East FZE (Dubai)
O.K.I. Data, Inc. (OH)
OKI Bering Canada, Inc. (Ontario)
G2S Equipement de Fabrication et d'Entretien, Inc. (Quebec)
United Stationers Financial Services LLC (IL)
United Stationers Receivables, LLC (IL)
Lagasse, LLC (IL)
Azerty de Mexico, S.A. de C.V. (Mexico)
United Stationers Hong Kong Limited (Hong Kong)
United Worldwide Limited (Hong Kong)
CPO Commerce, LLC (IL)
CPO Commerce Acquisition, LLC (DE)